      Exhibit 1

List of So Cal Ed and PG&E Guaranteed Bonds by Maturity Date as of 12/31/00
Note: numbers are in millions

Southern California Edison
--------------------------
Final Maturity Date  Original CUSIP   Enhanced CUSIP   Legal Name                                                         Net Par
      10/1/02           842400DK6        842400EA7     Southern California Edison Company
                                                       dated October 1, 1993, Series 1993 J, coupon 5.625%                   1.3

      9/1/04            842400DH3        842400EH2     Southern California Edison Company, First and Refunding
                                                       Mortgage Bonds dated September 1, 1993, Series 1993 H,
                                                       coupon 5.875%                                                         13.1

      1/15/06           842400DX8        842400DZ3     Southern California Edison Company, Notes, dated
                                                       January 15, 1996, coupon 6.375%                                        5.0

      9/1/15            130534YB0           N/A        California Pollution Control Financing Authority,
                                                       Pollution Control Refunding Revenue Bonds
                                                       (Southern California Edison Company)
                                                       dated September 1, 1999, Series 1999 D, coupon 5.20%                   7.7

      12/1/17           130534SQ4        130534WE6     California Pollution Control Financing Authority
                                                       (Southern California Edison Company) Pollution Control
                                                       Revenue Bonds dated December 1, 1991, Series 1991 I,
                                                       coupon 6.90%                                                           4.5

      10/1/18           842400DJ9        842400DM2     Southern California Edison Company, First and Refunding
                                                       Mortgage Bonds dated October 1, 1993, Series 1993 I,
                                                       coupon 6.90%                                                           3.0

      4/1/21            311450CN8        311450CQ1     City of Farmington, New Mexico, Pollution Control Refunding
                                                       Revenue Bonds (Southern California Edison Company Four Corners
                                                       Project) dated April 1, 1991, Series 1991 A, coupon 7.20%              2.0

      6/1/23            311450CS7           N/A        City of Farmington, New Mexico, Pollution Control Refunding
                                                       Revenue Bonds (Southern California Edison Company Four Corners
                                                       Project) dated June 1, 1993, Series 1993 A, coupon 5.875%            145.8

      12/1/24           130534UQ1        130534US7     California Pollution Control Financing Authority, Pollution
                                                       Control Revenue Bonds (Southern California Edison Company) dated
                                                       December 1,  1992, Series 1992 B, coupon 6.40%                        19.6

      7/15/25           842400DG5        842400DY6     Southern California Edison Company, First and Refunding Mortgage
                                                       Bonds dated July 15, 1993, Series 1993 G, coupon 7.125%               13.7

      3/1/26            842400DC4        842400DE0     Southern California Edison Company First and Refunding Mortgage
                                                       Bonds dated March 1, 1993, Series 1993 C, coupon 7.25%                26.9

      4/1/29            311450DV9           N/A        City of Farmington, New Mexico, Pollution Control Refunding Revenue
                                                       Bonds (Southern California Edison Company Four Corners Project) dated
                                                       April 1, 1999, Series 1999 A, coupon 5.125%                           51.4

      9/1/29            130534XY1           N/A        California Pollution Control Financing Authority, Pollution Control
                                                       Refunding Revenue Bonds (Southern California Edison Company) dated
                                                       April 1, 1999, Series 1999 A, coupon 5.45%                            46.3

      9/1/29            130534XZ8           N/A        California Pollution Control Financing Authority, Pollution Control
                                                       Refunding Revenue Bonds (Southern California Edison Company) dated
                                                       April 1, 1999, Series 1999 B, coupon 5.45%                            46.3

      9/1/31            130534YA2           N/A        California Pollution Control Financing Authority, Pollution Control
                                                       Refunding Revenue Bonds (Southern California Edison Company) dated
                                                       September 1, 1999, Series 1999  C, coupon 5.55%                       27.8

List of So Cal Ed and PG&E Guaranteed Bonds by Maturity Date as of 12/31/00
Note: numbers are in millions

Pacific Gas and Electric
------------------------
 Final Maturity Date  Original CUSIP   Enhanced CUSIP   Legal Name                                                        Net Par
       3/1/02            694308EA1        694308EH6     Pacific Gas and Electric Company, First and
                                                        Refunding Mortgage Bonds dated December 1, 1991,
                                                        Series 1992 A, coupon 7.875%                                           12.8

       6/23/03              N/A              N/A        Credit Default Obligation for the Pacific Gas &
                                                        Electric Company's Senior Unsecured Unsubordinated Obligations
                                                        Maturity could be accelerated by certain credit events.                46.3

       8/1/03            694308EU7        694308FE2     Pacific Gas and Electric Company, First and Refunding Mortgage
                                                        Bonds dated June 1, 1993, Series 1993 C, coupon 6.25%                  13.9

       3/1/04            694308FA0        694308FN2     Pacific Gas and Electric Company, First and Refunding Mortgage
                                                        Bonds dated June 1, 1993, Series 1993 G, coupon 6.25%                   9.1

       10/1/05           694308EW3        694308FD4     Pacific Gas and Electric Company, First and Refunding Mortgage
                                                        Bonds dated June 1, 1993, Series 1993 E, coupon 5.875%                  9.5

       6/1/09            130534UJ7        130534WM8     California Pollution Control Financing Authority, Pollution
                                                        Control Revenue Bonds (Pacific Gas and Electric Company) dated
                                                        April 1, 1992, Series 1992 A, coupon 6.625%                             7.8

       6/1/09            130534UP3        130534VT4     California Pollution Control Financing Authority, Pollution
                                                        Control Revenue Bonds (Pacific Gas and Electric Company) dated
                                                        December 1, 1992, Series 1992 B, coupon 6.35%                          14.3

       12/1/16           130534WY2           N/A        California Pollution Control Financing Authority, Pollution
                                                        Control Refunding Revenue Bonds (Pacific Gas and Electric Company)
                                                        dated May 23, 1996, Remarketing Series 1996 A, variable rate          185.0

       11/1/22           694308EG8        694308EQ6     Pacific Gas and Electric Company, First and Refunding Mortgage Bonds
                                                        dated June 1, 1992, Series 1992 D, coupon 8.25%                        25.4

       6/1/23            130534UY4        130534WQ9     California Pollution Control Financing Authority, Pollution Control
                                                        Revenue Bonds (Pacific Gas and Electric Company) dated July 1, 1993,
                                                        Series 1993 A, coupon 5.875%                                            3.0

       10/1/23           694308EY9        694308EZ6     Pacific Gas and Electric Company, First and Refunding Mortgage Bonds
                                                        dated June 13,1993, Series 1993 F, coupon 6.75%                        49.5

       12/1/23           130534VA5        130534VS6     California Pollution Control Financing Authority, Pollution Control
                                                        Revenue Bonds (Pacific Gas and Electric Company) dated November 1,
                                                        1993, Series 1993 B, coupon 5.85%                                      67.2

       3/1/24            694308FB8        694308FP7     Pacific Gas and Electric Company, First and Refunding Mortgage Bonds
                                                        dated June 1, 1993, Series 1993 H, coupon 7.05%                         9.7

       5/1/25            694308EF0        694308EJ2     Pacific Gas & Electric Company First and Refunding Mortgage dated
                                                        December 1, 1991, Series 1992 B, coupon 8.375%                         10.2

       3/1/26            694308EM5        694308ET0     Pacific Gas and Electric Company, First and Refunding Mortgage Bonds
                                                        dated December 1, 1992, Series 1993 A, coupon 7.25%                    65.3

       8/1/26            694308EV5        694308EX1     Pacific Gas and Electric Company, First and Refunding Mortgage Bonds
                                                        dated June 1, 1993,  Series 1993 D, coupon 7.25%,                      59.9